EXHIBIT 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the undersigned persons hereby agree to the joint filing on behalf of each of them of a Schedule 13D (including any amendments thereto, the "Schedule 13D") with respect to the common stock of Aerobic Creations, Inc. (the "Common Stock") and Warrants to Purchase the Common Stock. Furthermore, each party to this Agreement expressly authorizes each other party to this Agreement to file the Schedule 13D on his or its behalf. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: November 20, 2006

                                               /s/ Robert Agresti
                                               ---------------------------------
                                               Robert Agresti

                                               /s/ Christopher Dombalis
                                               ---------------------------------
                                               Christopher Dombalis

                                               /s/ Michael DeSaye
                                               ---------------------------------
                                               Michael DeSaye

                                               /s/ Robert Lee
                                               ---------------------------------
                                               Robert Lee

                                               /s/ Gregory DeSaye
                                               ---------------------------------
                                               Gregory DeSaye

                                               /s/ Robert O'Neill
                                               ---------------------------------
                                               Robert O'Neill

                                               /s/ Peter Stone
                                               ---------------------------------
                                               Peter Stone

                                               /s/ Robert Wu
                                               ---------------------------------
                                               Robert Wu


                                               FMI, Inc.


                                               By: /s/ Gregory DeSaye
                                                   -----------------------------
                                               Name:  Gregory DeSaye
                                               Title: Director


                                               Protex Holdings Limited

                                               By: /s/ Han Huy Ling
                                                   -----------------------------
                                               Name:  Han Huy Ling
                                               Title: Director

                                               /s/ Han Huy Ling
                                               ---------------------------------
                                               Han Huy Ling